EXHIBIT 10.26b

EXECUTION COPY

THIRD AMENDMENT, WAIVER AND CONSENT
to
CREDIT AGREEMENT

THIS THIRD AMENDMENT, WAIVER AND CONSENT to CREDIT AGREEMENT ("Amendment") is made as of March 7, 2003 by and among Steiner Leisure Limited, a company organized under the laws of The Commonwealth of the Bahamas (the "Borrower"), the financial institutions listed on the signature pages hereof (the "Lenders") and ABN AMRO Bank N.V., as contractual representative (the "Administrative Agent"), under that certain Credit Agreement dated as of July 2, 2001 by and among the Borrower, the Lenders, the Administrative Agent, SunTrust Bank, as "Syndication Agent" and BankUnited, FSB, as "Documentation Agent", as amended by the First Amendment, Waiver and Consent thereto dated as of March 8, 2002 and by the Second Amendment and Consent thereto (the "Second Amendment") dated as of December 31, 2002 (the "Credit Agreement"). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement;

WHEREAS, the Borrower has informed the Lenders that the Borrower is contemplating a series of Asset Sales involving the assets of Greenhouse Day Spa Group, Inc., a Florida corporation, Steiner Marks Limited, a company organized under the laws of The Commonwealth of the Bahamas and Steiner Day Spas, Inc., a California corporation, which Asset Sales shall be consummated on substantially the payment terms outlined on Exhibit A attached hereto, which Exhibit A shall describe, with respect to each Asset Sale, (i) all cash (if any) and all non-cash consideration required to be paid or otherwise transferred to the Borrower and its Subsidiaries for the applicable transferred assets and (ii) all transaction-related cash and non-cash payments required to be made by the Borrower or any of its Subsidiaries to the purchasers (including actual amounts and the maximum amount payable under contingent purchase price adjustments or other contingent agreements) (as such terms relate to each Asset Sale, the "Applicable Payment Terms") (each such Asset Sale being referred to individually as a "Proposed Asset Sale" and, collectively as the "Proposed Asset Sales");

WHEREAS, Section 7.3(B)(iii)(a) of the Credit Agreement requires that any Asset Sale permitted under such Section 7.3(B)(iii) be for consideration consisting of at least eighty-five percent (85%) cash;

WHEREAS, Section 7.3(B)(iii)(b) of the Credit Agreement requires that any Asset Sale permitted under such Section 7.3(B)(iii) be for consideration constituting not less than fair market value for the applicable transferred assets, as determined in good faith by the Borrower's board of directors or equivalent governing body;

WHEREAS, the Borrower closed (i) the "57th Street Asset Sale" (as defined on Exhibit A attached hereto) on January 29, 2003 and (ii) the "Beverly Hills, California Asset Sale" (as defined on Exhibit A attached hereto) on March 1, 2003;

WHEREAS, the Borrower has failed to comply with Section 2.5(C) of the Credit Agreement, which requires that the Revolving Credit Obligations (other than any outstanding L/C Obligations) be reduced to zero and remain at zero for a period of thirty (30) consecutive days at least once each fiscal year (the "Clean-Down Provision"), for the fiscal year ending 2001 and the fiscal year ending 2002;

WHEREAS, the Borrower has requested additional time to deliver the Subsidiary Guarantees, Collateral Documents, corporate resolutions, opinions and other documentation required by Sections 7.2(J), (K) and (N) of the Credit Agreement and Section 2 of the Second Amendment in connection with the "Proposed Acquisition" (under and as defined in the Second Amendment; herein, the "Final Mandara Acquisition");

WHEREAS, the Borrower has requested that the Lenders (a) amend the Credit Agreement as provided herein, (b) waive the Defaults resulting from (i) the failure of the Borrower to comply with the provisions of Section 2.5(C) of the Credit Agreement and (ii) the consummation of each of the 57th Street Asset Sale and the Beverly Hills, California Asset Sale, and (c) consent to (i) the Proposed Asset Sales and otherwise treat the Proposed Asset Sales as permitted transactions under the Credit Agreement and (ii) an extension of time to deliver the documents required under the Credit Agreement and the Second Amendment in connection with the Final Mandara Acquisition; and

WHEREAS, the Lenders and the Administrative Agent have agreed to do so on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Administrative Agent have agreed to the following consent to the Credit Agreement.

    Amendment. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Administrative Agent and the Lenders hereby agree to amend the definition of "Net Cash Proceeds" set forth in Section 1.1 of the Credit Agreement by adding the following proviso at the end thereof:

    provided, however, that in each of the case of clauses (a) and (b) above, cash or Cash Equivalents received by such Person or any of its Subsidiaries pursuant to indemnification provisions in favor of such Person or its Subsidiaries and provisions for reimbursement of costs and expenses actually incurred by such Person or its Subsidiaries in connection with any Asset Sale (but whether or not incurred at the time of closing) shall not be deemed "Net Cash Proceeds."

    Waiver. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Administrative Agent and the Lenders hereby agree to waive any Default or Unmatured Default arising from (a) the closing of the 57th Street Asset Sale, and more specifically caused by a failure to satisfy Section 7.3(B)(iii)(a) of the Credit Agreement in connection therewith, (b) the closing of the

     Beverly Hills, California Asset Sale, and more specifically caused by a failure to satisfy Sections 7.3(B)(iii)(a) and (b) of the Credit Agreement in connection therewith (provided, that for purposes of clarification, the waiver in this clause (b) is further subject to the delivery of the certificate referred to in Section 4(b)) and (c) the failure to comply with the Clean-Down Provision described in Section 2.5(C) of the Credit Agreement for the fiscal years ending 2001 and 2002.

    Consents.

      Consent to Proposed Asset Sales.

        Notwithstanding the provisions of Section 7.3(B)(iii)(a) and (b) of the Credit Agreement to the contrary, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Administrative Agent and the Lenders hereby:

        (x) agree that the requirement that any Asset Sale be for consideration consisting of at least eighty-five percent (85%) cash shall be waived with respect to the Proposed Asset Sales and consent to the consummation of each individual Proposed Asset Sale, on substantially the Applicable Payment Terms described on Exhibit A hereto (as the same may be amended or otherwise modified with the prior written consent of the Administrative Agent; provided, that (a) notwithstanding the footnote qualification on Exhibit A, neither the Borrower nor any of its Subsidiaries shall make or become obligated to make any actual or contingent cash payment that has not been specifically described on Exhibit A to any purchaser in connection with such Proposed Asset Sale without the prior written consent of the Administrative Agent and (b) the Borrower shall be entitled to receive additional cash consideration not reflected on Exhibit A as consideration for any Proposed Asset Sale upon notice to but without the prior written consent of the Administrative Agent);

        (y) agree that the requirement that any Asset Sale be for not less than fair market value (as determined in good faith by the Borrower's board of directors or equivalent governing body) as consideration for the applicable transferred assets shall be satisfied with respect to the Proposed Asset Sales by (1) the board of director's delegation of authority, through a duly authorized resolution (the "Resolution"), to Leonard I. Fluxman, in his capacity as president and chief executive officer of the Borrower ("Fluxman"), to make such good faith determination of fair market value and (2) the delivery of the certificates referred to in Section 4(b); and

        (z) agree to otherwise treat each individual Proposed Asset Sale as a transaction permitted under the terms of the Credit Agreement for all other purposes under the Credit Agreement (including Sections 12.12(C)(ii) and 12.12(D) thereof);

        provided, that in order for the foregoing clauses (x), (y) and (z) to become effective with respect to any individual Proposed Asset Sale, the conditions set forth in Section 7.3(B)(iii)(c) of the Credit Agreement shall have been satisfied, and the certificate referred to in Section 4(b) shall have been delivered, with respect to such Proposed Asset Sale prior to its consummation.

        Notwithstanding the Borrower's assertion that it does not anticipate receiving any cash consideration for any of the Proposed Asset Sales, nothing in this Amendment shall in any way limit the Borrower's obligation to make a mandatory prepayment of the Obligations in an amount equal to one hundred percent (100%) of any Net Cash Proceeds of any Proposed Asset Sale or any Net Cash Proceeds received upon conversion to cash or Cash Equivalents of non-cash proceeds from any Proposed Asset Sale, in each case, in accordance with the terms of, and as more fully described in, Section 2.5(B)(i) of the Credit Agreement.

      Consent to Delivery of Mandara Collateral Documents. Notwithstanding the provisions of Sections 7.2(J), (K) and (N) of the Credit Agreement or Section 2 of the Second Amendment to the contrary, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Administrative Agent and the Lenders hereby agree that, solely with respect to the Mandara Final Acquisition, the Borrower and its Subsidiaries shall be given until March 31, 2003 to comply with (i) all of the requirements of the Collateral Documents in respect of the Proposed Acquisition and (ii) all of the provisions regarding Collateral set forth in the Credit Agreement and the other Loan Documents with respect to Mandara U.S. and Mandara Asia, including, without limitation, the delivery of Subsidiary Guarantees, Collateral Documents, corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Administrative Agent in accordance with the terms of Sections 7.2(J), (K) and (N) of the Credit Agreement in each case, to the full extent applicable.

    Condition of Effectiveness.

      The effectiveness of this Amendment is subject to the receipt by the Administrative Agent of the following:

        counterparts of this Amendment duly executed by the Borrower, the Required Lenders and the Administrative Agent;

        counterparts of the Reaffirmation attached hereto duly executed by each Subsidiary Guarantor;

        for the account of each Lender that delivers a duly executed signature page to this Amendment, a fee by wire transfer of immediately available funds in the amount of 7.5 basis points on the sum of (i) such Lender's Revolving Loan Commitment and (ii) the aggregate outstanding principal amount of such Lender's Term Loans;

        a copy of the Resolution, certified to the Administrative Agent and the Lenders by the Senior Vice President and General Counsel of the Borrower;

        all out-of-pocket expenses incurred by the Administrative Agent invoiced by February 27, 2003 in connection with the Credit Agreement, this Amendment, any other Loan Document or the transactions contemplated by any of the foregoing (including, without limitation, the reasonable fees and disbursements of Sidley Austin Brown &Wood and Clifford Chance US LLP), shall have been paid by the Borrower; and

        all legal matters incident to this Amendment and the effects hereof or any of the Loan Documents shall be reasonably satisfactory to the Administrative Agent and its counsel.

      The effectiveness of Section 3(a) of this Amendment with respect to each Proposed Asset Sale (including, without limitation, the Beverly Hills, California Asset Sale, but excluding the 57th Street Asset Sale) is further subject to the receipt by the Administrative Agent of a certificate, duly executed by Fluxman, dated as of the date of such Proposed Asset Sale and otherwise in form and substance satisfactory to the Administrative Agent, certifying that, in Fluxman's good faith determination, the consideration received under such Proposed Asset Sale constitutes not less than fair market value for the assets transferred by the Borrower and its Subsidiaries in connection therewith.

    Administrative Agent's Authorization and Agreement to Release Liens. The Administrative Agent reaffirms its agreement to deliver (and the Lenders reaffirm the irrevocable authorization granted to the Administrative Agent to deliver), upon the consummation of each Proposed Asset Sale permitted hereby and upon at least five (5) Business Day's prior request by the Borrower (which, notwithstanding anything to the contrary in the Credit Agreement, may be made orally), such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Holders of Secured Obligations on the Collateral that is sold or transferred in connection with such Proposed Asset Sale, subject to the terms of Section 12.12(D) of the Credit Agreement.

    Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:

      The execution, delivery and performance by the Borrower of this Amendment and of the Credit Agreement as modified by this Amendment (i) has been duly authorized by all requisite corporate action and (ii) will not violate (a) any provision of any statute, rule or regulation, or the Certificate of Incorporation or By-laws (or similar governing documents) of the Borrower, (b) any applicable order of any court or any rule, regulation or order of any other agency of government or (c) any indenture, agreement or other instrument to which any of the Loan Parties is a party or by which any of the Loan Parties or any of their properties is bound, or be in conflict with, result in a breach of, or constitute (with notice or lapse of time or both) a default under, any such indenture, agreement, or other instrument.

      This Amendment and the Credit Agreement as modified hereby constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms.

      As of the date hereof and giving effect to the terms of this Amendment, (i) there exists no Default or Unmatured Default and (ii) the representations and warranties contained in Article VI of the Credit Agreement, as modified hereby, are true and correct, except for changes reflecting events, conditions or transactions permitted or not prohibited by the Credit Agreement.

    Reference to and Effect on the Credit Agreement and Loan Documents.

      Upon the effectiveness of this Amendment, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as modified hereby.

      The Borrower reaffirms the terms and conditions of the Credit Agreement and the Loan Documents executed by it, including, without limitation, the Security Agreement, the Pledge Agreements, the Collection Account Agreements, the Intellectual Property Security Agreements and the Real Property Documents, as applicable, and acknowledges and agrees that except as specifically modified above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

      The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of or consent to any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

      Should there by a need for further waivers with respect to these covenants or any other provisions of the Loan Documents, those requests shall be evaluated by the Lenders when formally requested, in writing, by the Borrower, and the Lenders may deny any such request for any reason in their sole discretion.

    CONFIRMATION AND ACKNOWLEDGEMENT OF THE OBLIGATIONS; RELEASE. THE BORROWER HEREBY (A) CONFIRMS AND ACKNOWLEDGES TO THE ADMINISTRATIVE AGENT AND THE LENDERS THAT IT IS VALIDLY AND JUSTLY INDEBTED TO THE ADMINISTRATIVE AGENT AND THE LENDERS FOR THE PAYMENT OF ALL SECURED OBLIGATIONS WITHOUT OFFSET, DEFENSE, CAUSE OF ACTION OR COUNTERCLAIM OF ANY KIND OR NATURE WHATSOEVER AND (B) REAFFIRMS AND ADMITS THE VALIDITY AND ENFORCEABILITY OF THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS AND THE LIENS IN THE COLLATERAL WHICH WERE GRANTED PURSUANT TO ANY OF THE LOAN DOCUMENTS OR OTHERWISE. THE BORROWER, ON ITS OWN BEHALF AND ON BEHALF OF ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVES, RELEASES AND DISCHARGES THE ADMINISTRATIVE AGENT AND EACH LENDER AND ALL OF THE AFFILIATES OF THE ADMINISTRATIVE AGENT AND EACH LENDER, AND ALL OF THE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS, SUCCESSORS AND ASSIGNS OF THE ADMINISTRATIVE AGENT, EACH LENDER AND SUCH AFFILIATES, FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION (KNOWN OR UNKNOWN) ARISING OUT OF OR IN ANY WAY RELATING TO ANY OF THE LOAN DOCUMENTS AND ANY DOCUMENTS, AGREEMENTS,

     DEALINGS OR OTHER MATTERS CONNECTED WITH ANY OF THE LOAN DOCUMENTS, IN EACH CASE TO THE EXTENT ARISING (X) ON OR PRIOR TO THE DATE HEREOF OR (Y) OUT OF, OR RELATING TO, ACTIONS, DEALINGS OR MATTERS OCCURRING ON OR PRIOR TO THE DATE HEREOF.

    Governing Law. THE ADMINISTRATIVE AGENT ACCEPTS THIS AMENDMENT, ON BEHALF OF ITSELF, THE ARRANGER AND THE LENDERS, AT CHICAGO, ILLINOIS BY ACKNOWLEDGING AND AGREEING TO IT THERE. ANY DISPUTE BETWEEN THE BORROWER AND THE ADMINISTRATIVE AGENT, THE ARRANGER, ANY LENDER, OR ANY OTHER HOLDER OF SECURED OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AMENDMENT OR THE CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

    Costs and Expenses. The Borrower acknowledges and agrees that its obligations set forth in Section 11.7 of the Credit Agreement include the preparation, execution and delivery of this Amendment and any other documentation contemplated hereby or thereby (whether or not this Amendment becomes effective or the transactions contemplated hereby are consummated), including, but not limited to, the reasonable fees and disbursements of Sidley Austin Brown & Wood and Clifford Chance US LLP, counsel to the Administrative Agent.

    Loan Document. This Amendment is a Loan Document pursuant to the Credit Agreement and shall (unless expressly indicated herein or therein) be construed, administered, and applied, in accordance with all of the terms and provisions of the Credit Agreement.

    Successors and Assigns. The provisions of this Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

STEINER LEISURE LIMITED,  as the Borrower

/s/

Name: Leonard I. Fluxman

Title: President & Chief Executive Officer

ABN AMRO BANK N.V., as Administrative Agent and as a Lender

/s/

Name: Steven C. Wimpenny

Title: Group Senior Vice President

/s/

Name: Parker H. Douglas

Title: Senior Vice President

SUNTRUST BANK, as Syndication Agent and as a Lender

/s/

Name: Sanja Shank

Title: Vice President

BANKUNITED FSB, as Documentation Agent and as a Lender

/s/

Name: Roberto Pelaez

Title: Senior Vice President & Director

THE INTERNATIONAL BANK OF MIAMI, N.A., as a Lender

/s/

Name: Caridad Errazquin

Title: Vice President

HSBC BANK USA, as a Lender

/s/

Name: Gregory Roll

Title: First Vice President